Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), entered into as of March 28, 2014, by and among Hughes Satellite Systems Corporation (formerly known as EH Holding Corporation), a Colorado corporation (the “Company”), the guarantors listed on the signature pages to the Unsecured Indenture (the “Guarantors”), EchoStar XI Holding L.L.C. and EchoStar XIV Holding L.L.C., each a Colorado limited liability company (collectively, the “Supplemental Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Unsecured Indenture referred to below.

RECITALS

WHEREAS, the Company, the guarantors listed on the signature pages thereto and the Trustee entered into that certain Unsecured Indenture, dated as of June 1, 2011, relating to the 7 5/8% Senior Unsecured Notes due 2021 of the Company in original principal amount of $900,000,000 (the “Unsecured Notes”), as supplemented by a Supplemental Indenture, dated as of June 8, 2011, by and among the Company, the Guarantors and the Trustee (as so supplemented, the “Unsecured Indenture”);

WHEREAS, pursuant to the Transaction Agreement, dated as of February 20, 2014, by and among the Company, Alpha Company LLC, EchoStar XI Holding L.L.C. and certain other parties thereto, on March 1, 2014, among other things, Alpha Company LLC merged with and into EchoStar XI Holding L.L.C. and, as a result of such merger and related transactions, the Supplemental Guarantors became Wholly Owned Subsidiaries of the Company;

WHEREAS, each of the Supplemental Guarantors is a Restricted Subsidiary of the Company; and

WHEREAS, pursuant to Section 4.13 of the Unsecured Indenture, each Supplemental Guarantor is required to become a Guarantor under the Unsecured Indenture; and

AGREEMENT

NOW, THEREFORE, the parties to this Second Supplemental Indenture hereby agree as follows:

Section 1. Each Supplemental Guarantor shall be a Guarantor under the Unsecured Indenture and be bound by the terms thereof applicable to Guarantors and each shall deliver an executed Guarantee pursuant to Section 10.02.

Section 2. This Second Supplemental Indenture is an amendment supplemental to the Unsecured Indenture, and the Unsecured Indenture and this Second Supplemental Indenture will henceforth be read together.

Section 3. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Second Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature pages follow]

HUGHES SATELLITE SYSTEMS CORPORATION

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel and Secretary

ECHOSTAR 77 CORPORATION
ECHOSTAR SATELLITE SERVICES L.L.C.
ECHOSTAR ORBITAL L.L.C.
ECHOSTAR GOVERNMENT SERVICES L.L.C.
ECHOSTAR SATELLITE OPERATING CORPORATION,
as Guarantors

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel and Secretary

HUGHES COMMUNICATIONS, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel and Secretary

HUGHES NETWORK SYSTEMS, LLC,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel and Secretary

HNS FINANCE CORP.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel and Secretary

HUGHES NETWORK SYSTEMS INTERNATIONAL SERVICE COMPANY,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel and Secretary

HNS REAL ESTATE, LLC,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel and Secretary

HNS-INDIA VSAT, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel and Secretary

HNS-SHANGHAI, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel and Secretary

HELIUS, LLC,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Secretary

HELIUS ACQUISITION, LLC,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Secretary

ADVANCED SATELLITE RESEARCH, LLC,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Secretary

HNS LICENSE SUB, LLC,
as a Guarantor

By: Hughes Network Systems, LLC, its Sole Member

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel and Secretary

EchoStar XI Holding L.L.C.
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel and Secretary

EchoStar XIV Holding L.L.C.
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President